Registration No. 333-136223

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM SB-2 Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	Smokers Lozenge Inc.
	(Name of small business issuer in its charter)
Nevada	2833
(State or jurisdiction of incorporation	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification
or organization)	Number)	Number)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA

(Address and telephone number of principal executive offices)

Magnum Equities Group Inc.

#610-1112 West Pender Street, Vancouver, BC V6E2S1 Canada Tel: 1-604-697-8899 Fax: 1-604-687-8898

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	300,000	$0.01	$ 3,000	$ 0.35

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering. The price of $ 0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed. We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2006

PROSPECTUS

Smokers Lozenge Inc.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus. The Selling Shareholders are offering:

300,000 shares of common stock

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under the United States securities laws.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 300,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal

Securities Act of 1933.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION TITLED "RISK FACTORS" ON PAGE 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements before making an investment in Smokers Lozenge Inc.

About us

We, Smokers Lozenge Inc. (the “Company”), are a distributor of the health supplement “Smokers Lozenge” (the “Lozenge”) for smokers, ex smokers and people who have been exposed to second hand smoke. We have a distribution agreement which entitles us to market and sell the Lozenge on an exclusive basis worldwide and on a non-exclusive basis in China (collectively referred to as the “Region”). We obtained our distribution rights through United Overseas Products Pty. Ltd., (“United”) a company based in Kaoshiung City, Taiwan. We entered into this distribution agreement on April 2, 2006 for a period of 10 years with an automatic successive renewal of 5 year periods and have ancillary rights to the patent held in China through United.

There are no terms which determine whether the distribution agreement will or will not be renewed; however, the distribution agreement may be terminated at any time if either party commits a material breach of this Agreement and fails to correct such default within 90 days from mailing of a notice to do so by the other party, or both parties consent in writing to have the agreement terminated.

The Lozenge is for smokers, second hand smokers and ex-smokers. Its purpose is to relieve coughing, eradicate phlegm and other associated discomforts experienced with exposure to cigarette smoke.

Our operations are based in Vancouver, British Columbia. We commenced operations on September 30, 2005.

The market in which we operate

To the best of our knowledge, the market we operate in has limited competition as there are only a few health supplements that are targeted at relieving the symptoms caused by smoke inhalation. There are many supplements which are targeted at coping with nicotine withdrawal, as opposed to the physical symptoms experienced while smoking or having quit, such as coughing and phlegm build up. Our market encompasses the herbal food supplement market specific to symptoms from smoking.

Our revenues are generated through internet sales by way of our website www.smokerslozenges.com. Revenues currently are also generated through appointment of sub distributors.

To date, revenues have been generated solely through existing and potential sub distributors.

The offering

The offering consists of an aggregate of 300,000 shares of our common stock at a price of $ 0.01 per share. The shares offered are held by the minority shareholders (the “Selling Shareholders”). Currently, our sole officer and director, being our President, beneficially own 9% of our issued and outstanding shares. A majority shareholder beneficially own 77% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange.

History and results of operations

We have been the distributor of the Lozenge since we entered into the Distribution Agreement with United on April 2, 2006, at which time we were appointed exclusive distributors worldwide with the exception of China where we have non exclusive distribution rights.

As an added incentive to enter into the Distribution Agreement with United, we obtained sample inventory at no charge for the purposes of conducting market research and outsourcing target markets and appointment of sub-distributors.

On May 8, 2006, we entered into a Sub Distributorship Agreement with Pacific to market and distribute the Lozenge in British Columbia on a non exclusive basis. The intention of marketing in British Columbia is to establish a local network of sub distributors wherein we are able to monitor the performance of each sub distributor. We intend on establishing a branch office or with appointed sales managers to oversee operations in each new location which we appoint sub distributors.

We expect initial sales to be generated mostly in British Columbia through appointment of sub distributors and internet sales. To date, we have not generated sales in any other location nor have marketed the Lozenge in any other location. We also have not made any sales through our website and the only sales that we have generated was through Pacific and other potential sub distributors purchasing small quantities of the Lozenge.

We estimate our cash requirements for the next 12 months will be approximately $30,000, which we will require to cover our working capital needs. We currently are able to sustain our working capital needs through profits we generate and shareholders loans as needed.

Our principal business office is located at Suite 610 - 1112 West Pender Street, Vancouver, British Columbia, V6E 2S1 Canada. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200 - 245 East Liberty Street, Reno, Nevada, 89501, USA.

Our website is www.smokerslozenges.com.

THE OFFERING

This prospectus covers up to 300,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling	300,000 shares of common stock, $0.001
Shareholders:	par value per share

Offering price:	$ 0.01 per share

Common stock outstanding as of ~~July~~	2,200,000 shares
~~31, 2006~~August 16, 2006:

Common stock outstanding assuming	2,200,000 shares
the maximum number of shares are
sold pursuant to this offering:

Number of shares owned by the	0 shares. (1)
Selling Shareholder after the offering:

Use of proceeds:	We will not receive any of the proceeds of
the shares offered by the Selling
Shareholders.

Dividend policy:	We currently intend to retain any future
earnings to fund the development and
growth of our business. Therefore, we do
not anticipate paying cash dividends. See
“Dividend Policy.”

OTC/BB symbol	Not applicable

(1)	This number assumes that each Selling Shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. The Selling Shareholders are not required to sell their shares. See “Plan of Distribution.”

Selected Financial Highlights
	Period September 30, 2005
	(Commencement of Operations)	Year ended,
Balance Sheet Data:	to May 31, 2006	May 31, 2005
	(Audited)
Cash	$ 9,225	-
Total Assets	9,225	-
Liabilities	300	-
Total Stockholders' Equity	8,925	-
Total Liabilities and Stockholder's Equity	$ 9,225	-
	Period September 30, 2005
	(Commencement of Operations)	Year ended,
Statement of Operations	to May 31, 2006	May 31, 2005
	(Audited)
Sales	$ 4,360	-
Cost of Goods Sold	-	-
Gross Profit from Operations	4,360	-
Selling and Administrative Expenses	(1,835)	-
Operating Income	2,525	-
Provision for income taxes	(300)	-
Net Income	$ 2,225	-
Net Income Per Share	$ 0.00	-
Weighted Average Number of Common
Shares Outstanding	1,216,666	-

                                                                                                             RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the competitive environment in which we will be operating.

     ***You should read the following risk factors carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

We were organized in September 2004 and we commenced operations on September 30, 2005. We have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will continue to generate profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We are competing against well established sellers of Chinese herbal medicine in a unique manner.

Traditional sellers of Chinese herbal medicine are typically ethnic Chinese practitioners who individually prepare formulations for steeping as a drink. Sales of traditional practitioners are generally repeat customers and referrals. As a result, entry into this market can be difficult. In addition, we prepare formulations in lozenges for easier consumption. We cannot be sure that we will be able to significantly capture market share from traditional practitioners or that the use of lozenges will be acceptable to consumers.

We may not be able to compete effectively against our competitors, which could force us to curtail or cease business operations.

Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. In addition, our industry is characterized by low barriers to entity, which means we may face more competitors in the future. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our market share in the herbal medicine industry is very small at this time.

There are no conclusive studies regarding the medical benefits of herbal products

Many of the ingredients in our products are minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe our product to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our product as well as similar products distributed by other companies, we could be adversely affected in the event our product or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our product as we suggest or other misuse or abuse of our product or any similar products distributed by other companies could force us to curtail or cease operations.

We may face product liability for the product we sell.

We may become liable for any damage caused by our products when used in the manner intended. Any such claim of liability, whether meritorious or not, could be time-consuming and result in costly litigation. Our insurance may not cover potential claims of the types described above or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business.

Our product is subject to obsolescence, which could reduce our sales significantly

The introduction by us or our competitors of new herbal medicine supplement products offering increased functionality or enhanced results may render our existing product obsolete and unmarketable. Therefore, our ability to successfully introduce new products into the market on a timely basis and achieve acceptable levels of sales has and will continue to be a significant factor in our ability to grow and remain competitive and profitable. Although we seek to introduce additional products, the success of new products is subject to a number of conditions, including customer acceptance. There can be no assurance that our efforts to develop innovative new products will be successful or that customers will accept new products.

Adverse publicity with respect to herbal medicine products may force us to curtail or cease our business operations

In the future, scientific research and/or publicity may not be favorable to our product market, or may be inconsistent with any earlier favorable research or publicity. Future reports of research that are unfavorable to herbal medicine products could force us to curtail or cease our business operations. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations and force us to curtail or cease our business operations.

We have no manufacturing capabilities and we are dependent upon United appointed manufacturers to manufacture our products.

We have no manufacturing facilities and have no present intention to manufacture our product. We are dependent upon our relationship with United and its appointed manufacturer, a non-related party, to manufacture and supply our products. Pursuant to the agreement with United, we are not required to purchase any set amounts of its manufactured products. Competitors who do own their own manufacturing may have an advantage over us with respect to pricing, availability of product and in other areas through their control of the manufacturing process. As a result, our ability to deliver our products to our users may be adversely affected by the failure of this third party to reliably provide our products.

Because we have no proprietary rights, others can provide products substantially equivalent to ours.

We hold no patents or trademarks. We believe that most of the technology used by us in the design and implementation of our product may be known and available to others. Consequently, others may be able to formulate products equivalent to ours. We rely on confidentiality agreements and trade secret laws to protect our confidential information. In addition, we restrict access to confidential information on a "need to know" basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our President, Mr. Dudley Delapenha. We do not have employment contracts with Mr. Delapenha and thus he has no obligation to fulfill his capacities as executive officer for any specified period of time. The loss of the services of Mr. Delapenha will have a material effect on our business.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and our current operations are conducted in Canada. In addition, our sole director and officer is a resident of Canada. All or a substantial portion of the assets of this person are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon this person. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

However, U.S. laws would generally be enforced by a Canadian court provided that those laws are not contrary to Canadian public policy, are not foreign penal laws or laws that deal with taxation or the taking of property by a foreign government and provided that they are in compliance with applicable Canadian legislation regarding the limitation of actions. Also, a Canadian court would generally recognize a judgment obtained in a U.S. Court except, for example:

(a)	where the U.S. court where the judgment was rendered had no jurisdiction according to applicable Canadian law;

(b)	the judgment was subject to ordinary remedy (appeal, judicial review and any other judicial proceeding which renders the judgment not final, conclusive or enforceable under the laws of the applicable state) or not final, conclusive or enforceable under the laws of the applicable state;

(c)	the judgment was obtained by fraud or in any manner contrary to natural justice or rendered in contravention of fundamental principles of procedure;

(d)	a dispute between the same parties, based on the same subject matter has given rise to a judgment rendered in a Canadian court or has been decided in a third country and the judgment meets the necessary conditions for recognition in a Canadian court;

(e)	the outcome of the judgment of the U.S. court was inconsistent with Canadian public policy;

(f)	the judgment enforces obligations arising from foreign penal laws or laws that deal with taxation or the taking of property by a foreign government; or

(g)	there has not been compliance with applicable Canadian law dealing with the limitation of actions.

If we do not receive shareholder loans we may be unable to continue meeting our minimum funding requirements.

As of May 31, 2006 we have a working capital of $ 9,225. We will require shareholder loans to meet our working capital needs; however, we have no formalized agreements with shareholders guaranteeing that certain amounts of funds will be available to us. We may exhaust this source of funding at any time, which would cause us to cease operations.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock and therefore the stock you purchase may be illiquid for an indefinite period of time.

There is no public market for the common stock. Although we intend to retain a market maker in order to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

One shareholder, Peter Khean, owns 77% of our outstanding shares. As a result, he will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company. See "Principal Stockholders."

The offering price of $ 0.01 per share is arbitrarily determined and bears no relation to market value. The market value may be lower than $ 0.01 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we received $ 5,000 for consideration of 500,000 of our commons stock.

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form SB-2. We urge you to be cautious of these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein. The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering in April 2006 wherein we received $ 5,000 in consideration of 500,000 shares of our common stock from 26 investors.

The offering price of $ 0.01 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements. Should a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 300,000 shares of common stock offered through this prospectus. We entered into Share Subscription Agreements in March 2006 wherein 500,000 shares were acquired by 26 shareholders. These shares were subsequently issued in April 2006 for consideration of $ 5,000. Of these shares, 200,000 are held directly by Mr. Delapenha, our President, and the remainder is purchased by the 25 shareholders listed below. These offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Accordingly, our selling stockholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. Please refer to Exhibit 10.1 – Standard Share Subscription Agreement. All of the 26 shareholders entered into a Share Subscription Agreement with their respective share capital amounts and amounts paid for the shares.

On September 30, 2005, 1,700,000 shares were issued to Peter Khean for consideration of incorporation costs and other related costs amounting to approximately $ 1,700. These shares were exempt from registration under Regulation S of the Securities Act as they were made to non US residents.

The following table provides as of ~~July 31, 2006~~August 16, 2006 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)
First	Last	# Shares	Percent (2)		# Shares	Percent (2)
Aldrich	Ang	4,500	<1%	4,500	-	-
Aimee	Ang	4,500	<1%	4,500	-	-
Amy	Ang	4,500	<1%	4,500	-	-
Andrew	Brettell	10,000	<1%	10,000	-	-
Kathryn	Brettell	12,000	<1%	12,000	-	-
Robert	Delapenha (3)	200,000	9%	200,000
Matthew	Diedrick	10,000	<1%	10,000	-	-
Rosemary	Diedrick	5,000	<1%	5,000	-	-
Francis	Fyfe	2,500	<1%	2,500
Oscar	Hoo	3,000	<1%	3,000	-	-
Leonard	Huber	2,500	<1%	2,500	-	-
Monica	Laverdiere	4,000	<1%	4,000	-	-
Elena	Lynch	2,000	<1%	2,000	-	-
Anne	McLaren	3,000	<1%	3,000	-	-
Dino	McLaren	2,000	<1%	2,000	-	-
Allan	Moore	2,000	<1%	2,000	-	-
Sheila	Nascimento	4,500	<1%	4,500	-	-
Tara	Rocco	2,500	<1%	2,500	-	-
Fredrick	Soloman	3,500	<1%	3,500	-	-
Neville	Soloman	3,500	<1%	3,500	-	-
Raquel	Steeves	4,500	<1%	4,500	-	-
Julie	Tuma	3,000	<1%	3,000	-	-
Yvonne	Tuma	3,000	<1%	3,000	-	-
Mark	Wongsam	1,500	<1%	1,500	-	-
Carol	Yapchung	2,500	<1%	2,500	-	-

Total		300,000	5%	300,000	-	-

(1)	This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2)	The percentage is based on 2,200,000 common shares outstanding as of ~~July 31, 2006~~August 16, 2006.

(3) Robert Delapenha is the son of our President, Dudley Delapenha.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold. It is possible that the Selling Shareholders may not sell all of the securities being offered.

Except as noted in note 3 above, none of the Selling Shareholders has had a material relationship with us, other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders. The 300,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf with the National Association of Securities Dealers. The market maker will create a market for our shares to be traded on the open market. This process usually takes between three to six months; however, it can be prolonged depending on circumstances.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales; or

5.	in any combination of these methods of distribution.

The sales price to the public may be:

1. the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Shareholders determine from time to time.

The Selling Shareholders are required to sell our shares at $ 0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the Company's common stock then outstanding; or

2.	the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the Selling Shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Shareholders.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the Selling Shareholders is

$ 20,000.35. If applicable, the Selling Shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

·	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

·	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

·	with bid and offer quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our sole officer, director or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our sole officer and director, his present position, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our sole director and executive officer and significant employee during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Securities Exchange Act.

Name	Age	Position	Period Serving			Term (1)
Dudley		President, CEO,	March	20,	2006-
	73	CAO, CFO, Director,				1 year
Delapenha			March	19,	2007
		Secretary

(1)	Directors hold office until the next annual stockholders’ meeting or until a successor or successors are elected and appointed.

Dudley Delapenha

Mr. Delapenha was appointed as a director and executive officer on March 20, 2006 and is responsible for implementing our investment projects, financial budgets and forecasts, overseeing research and development and human resources and marketing.

Mr. Delapenha is also responsible for our overall direction and various initiatives as needed from time to time in maintaining our company, and overseeing our marketing and public relations efforts in maintaining current customers and attracting new customers.

Mr. Delapenha is a graduate of Syracuse University in the school of sales and marketing in 1977.

From 1998 to 2000, Mr. Delapenha was the marketing director for Avani Water Corporation, of Vancouver, British Columbia, a bottled water manufacturing company, where he was responsible for all marketing initiatives for the organization.

From 2001 through 2003, Mr. Delapenha was the President of Key Elements Consulting, specializing in marketing and business plans preparation for various clients.

Significant Employees:

Our only significant employee is Dudley Delapenha, who provides a significant contribution to our business.

Family Relationships:

As we have only one director and executive officer, there are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer.

Involvement in Certain Legal Proceedings:

Our sole director, executive officer and control person has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time. We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of ~~July 31, 2006~~August 16, 2006 certain information regarding the beneficial ownership of our common stock by:

1.	each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.	our sole director and executive officer, and

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

As of ~~July 31, 2006~~August 16, 2006, 2,200,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 200,000,000 shares with a par value of $0.001 per share.

Title of Class	Name and Address of	Amount and Nature	% Class (1)
	Beneficial Owner	of Beneficial Owner
Officers and Directors:
	Dudley Delapenha (2)
	6129 Boundary Drive
Common Stock	West Surrey, BC	200,000	9%
	V3X 2A5
Officers and Directors		200,000	9%
as a Group
5% Shareholders:
	Robert Delapenha (2)
	15221 Victoria Avenue
Common Stock		200,000	9%
	White Rock, BC
	V4B 1G7
	Peter Khean
	#777, 916 West Broadway
Common Stock		1,700,000	77%
	Vancouver, BC
	V5Z1K7
Officers, Directors and
5% Shareholders as a		2,100,000	95%
Group

(1)	Based on 2,200,000 shares outstanding as of ~~July 31, 2006~~August 16, 2006.

(2)	Robert Delapenha is the son of Dudley Delapenha.

DESCRIPTION OF SECURITIES

The securities being registered are 300,000 shares of common stock with a par value of $0.001 per share. Pursuant to our articles of incorporation, the total authorized capital is 200,000,000 shares of common stock with a par value of $0.001 per share, of which 2,200,000 shares are issued to 27 shareholders as of ~~July 31, 2006~~August 16, 2006. This public offering consists solely of 300,000 shares of common stock being resold by the Selling Shareholders at a price of $ 0.01 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available. However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any. In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Our shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Accounting Matters

Our financial statements as of May 31, 2006 appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, CPA, an independent auditor, as set forth in his report thereon, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Douglas Livesey of Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ORGANIZATION WITHIN LAST FIVE YEARS

Business Development

The Company was incorporated in the State of Nevada on September 27, 2004 as “Asia Projects Corporation”, for the purpose of distributing health supplements worldwide. On May 9, 2006 we changed our name to “Smokers Lozenge Inc.”.

On September 30, 2005, we issued 1,700,000 shares for incorporation and related costs valued at $ 1,700. Prior to this share issuance, we had no business activities, assets, liabilities, or equity.

On April 2, 2006, we entered into a distribution agreement with United, with its corporate office in Taiwan, pursuant to which we were granted the distribution rights to distribute the Lozenge, a health supplement targeted to first and second hand smokers and ex-smokers. The agreement entitles us to market and sell the Lozenge on an exclusive basis worldwide and on a non-exclusive basis in China. for a term of 10 years with automatic successive renewals of five-year periods.

The term of the agreement is 10 years, with automatic successive renewals of five year periods. There are no terms which determine whether the distribution agreement will or will not be renewed; however; the distribution agreement may be terminated if at any time either party commits a material breach of this Agreement and fails to correct such default within 90 days from mailing of a notice to do so by the other party, or both parties consent in writing to have the agreement terminated. Please refer to Exhibit 10.2 –Distribution Agreement.

The Lozenge is made entirely from natural herbs and is to be taken orally as a health supplement. The Lozenge is made from the following ingredients and relieves coughing caused by excessive smoking, eradicate phlegm, and possibly prevent further damage to the lungs caused by excessive smoking or exposure to second hand smoke:

·	Sangenone	15%
·	Hesperidin	15%
·	Glycyrrhizic acid	30%
·	Amygdalin	18%
·	Citric acid	22%

On April 21, 2006, 26 of our shareholders paid $ 5,000 to acquire 500,000 of our common shares at $0.01 per share. Of this total, 200,000 shares were purchased by our President, Dudley Delapenha.

On May 8, 2006, we entered into a Sub Distribution Agreement with Pacific of Vancouver, British Columbia. Pursuant to the terms of the agreement, Pacific has been granted the right to market and sell the Lozenge throughout British Columbia, on a non-exclusive basis. The agreement is for one year with automatic renewals on a yearly basis. The agreement may be terminated with a 90 days advance written notice by either party. Please refer to Exhibit 10.2 – Sub Distributor Agreement.

For the period September 30, 2005 (commencement of operations) to ended May 31, 2006 and for the year ended May 31, 2005, we generated a profit of $ 2,225 and $0 respectively.

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

We are the distributor of the Lozenge, a health supplement which alleviates discomforts experienced by smokers or any persons exposed to smoke. We obtained the license and ancillary rights to the patent held in China for the Lozenge from our master distributor, United.

Our distribution and marketing methods will consist of the appointment of sub-distributors in various specified territories on a non-exclusive basis. Pursuant to the terms of the Distribution Agreement, we are authorized to enter into sub-distribution arrangements. We have one sub distributor, Pacific, of Vancouver, British Columbia, which has been granted non-exclusive rights to market and sell the Lozenge in British Columbia, Canada.

The Lozenge was developed in China, using a combination of selected herbs which were found to be effective in cleansing the respiratory system of unwanted foreign matter. This proprietary herbal product worked particularly well in the case of smokers who had accumulated varying amounts of tobacco residue in the lungs and the overall respiratory system.

Use of the Lozenge

The Lozenge is designed to be ingested slowly, allowing it to dissolve in the mouth similar to ingestion of a throat lozenge. Two lozenges taken in this manner, three times per day for a period of 10 days, are designed to significantly improve respiratory function.

There are two programs which we currently offer; the Cleansing and Maintenance Program:

This cleansing program effectively removes mucus as well as unwanted deposits, in an effort to restore proper and efficient functioning of the respiratory system. Two Lozenges are taken three times per day, Monday to Friday for two consecutive weeks. The cost of the cleansing program is $ 95.

A follow up program of one lozenge per day ensures maintenance of the improved condition of the respiratory system. One Lozenge is taken per day Monday to Friday each week, for a minimum of four consecutive weeks. The maintenance program should be continued as long as smoking continues. The cost of the maintenance program is $ 30.

While smoking might be on the decline, interest in stop smoking programs has always been evident. The health risks associated with smoking are widely known and programs designed to assist in breaking the habit of smoking are plentiful. However, it is not the focus of those programs to remedy the harmful effects caused by smoke inhalation. The cleansing and maintenance program of the Lozenge is designed for ease of use.

Success with any program will largely depend on how effectively the program is communicated to the target market. In addition, other important factors are:

  Cost;
  Length of time it will take to complete the program;
  Degree of difficulty to complete the program and;
  Expected results vs. actual results.

Cost

Over a period of six weeks, the cost for the cleansing program ($95) and the maintenance program ($30) amounts to $125. This amount represents significantly less than what a heavy smoker would spend for cigarettes in a similar period.

Length of time

Initially, the cleansing program works over a period of two weeks, taken five days per week.

The next step in the process is the maintenance program, which requires one Lozenge per day for as long as the person (a) continues to smoke, or (b) continues to be exposed to second hand smoke, as applicable.

Degree of difficulty

The taste may be considered the single biggest hurdle. With a strong licorice-like flavour, it is an acquired taste that will take varying amounts of time for each individual to accept the flavour.

Results

Consumers will notice cessation of coughing, the absence of mucus that usually accompanies the coughing, and improved breathing. Another reported gain is the absence of lethargy and a noticeable improvement in energy.

Research and Development

Clinical research conducted by four accredited institutions in China, on the Cleansing and following maintenance program show success rates of:

89% after 30 days 92% after 60 Days and 96% after 90 days.

The results of undergoing the cleansing and maintenance program have been clinically tested by the Beijing Jingxi Hospital, China Social Welfare TCM Hospital, Fujian Kangning Medical Research Institute, and the Hebei Huanxing Hospital; all of which are accredited medical institutions in the People’s Republic of China.

The testing was done on subjects who met certain minimum criteria, and it was concluded that the Lozenge would also be effective if used by persons who never smoked but were exposed to second hand smoke. Experience has shown that these persons may have suffered adverse health effects because of prolonged exposure to second hand smoke.

Please refer to Exhibits:

99.1	Fujian Kangning Medical Research Institute (Clinical & Experimental Observation) – Study found smokers experienced relief of coughing, phlegm, asthma, and breathing irregularities.

99.2	Beijing Jingxi Hospital (Respiratory Research Development) – Study found increase in white blood cells, mild hypoxemia corrected, pulmonary functions improved.

99.3	China Social Welfare TCM Hospital (Clinical Observation of the Curative Effects of the Smokers Tablet) – Study found increase in white blood cells, mild hypoxemia corrected, pulmonary functions improved.

99.4	Hebei Huanxing Hospital (Clinical Observation of the Effectiveness of the Smokers Tablet) - Study found increase in white blood cells, mild hypoxemia corrected, pulmonary functions improved.

Target Markets

Our target markets are as follows:

·	Existing smokers

·	People who smoked for varying periods and no longer indulge, and

·	People who never smoked but have had prolonged exposure to second hand tobacco smoke

Marketing Strategy

Our marketing strategy will comprise of:

                  -     Internet sales through our website (www.smokerslozenges.com)

                  -     Sales through sub-distributors

Internet sales:

Although the target market for our Lozenge is limited to smokers, our sales via the internet will compete directly with other herbal food supplement market, however, the Lozenge is marketed specific to symptoms from smoking.

We intend to market our website through online community websites and by advertising in health trade magazines. The more traffic our website receives, the higher our website is placed in rankings on various search engines.

We are in the process of preparing promotional materials and we expect to launch the marketing of our website within the next 2 months.

Sub Distributors:

Efforts are underway to market the product in the Region, specifically Canada and the Caribbean through the appointment of sub-distributors. We are currently in negotiations with interested parties; however, we have not yet finalized any distribution agreements. Pacific is our only sub-distributor, with non-exclusive rights in British Columbia.

Our efforts to appoint sub distributors consist of contacting health supplement suppliers or companies in the business of importing/exporting. We do not have any history of contacts in these industries and all our marketing efforts in securing potential sub distributors will be obtained through our own market research through the internet, trade magazines, and attendance at trade shows.

Distribution Methods and Installation

Distribution

Our methods of distribution consist of third party couriers for delivery of the Lozenge worldwide. We may engage the services of transportation brokers for large quantities of inventory, should the need arise.

New Products

We are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

The vitamins, supplements, minerals and alternative health products market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Our competitors can be divided into several groups including:

·	traditional vitamins, supplements, minerals and alternative health products retailers;

·	the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

·	online retailers of pharmaceutical and other health-related product that also carry vitamins, supplements, minerals and alternative health products;

·	independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

·	mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

·	direct sales organizations, retail drugstore chains, health food store merchants, mass-market retail chains and various manufactures of alternative health products.

Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than we do. Increased competition may result in reduced operating margins and loss of market share.

We believe that the principal competitive factors in our market are:

·	ability to attract and retain customers;

·	breadth of product selection;

·	product pricing;

·	ability to customize products and labeling; and

·	quality and responsiveness of customer service.

We believe that we can compete favourably on these factors, with the exception of product selection. However, we will have no control over how successful our competitors are in addressing these factors. In addition, with little difficulty, our competitors can duplicate many of the products or services offered on our website.

We believe that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

·	Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

·	Limited product assortment. The capital and real estate intensive nature of store- based retailers limit the product selection that can be economically offered in each store location.

·	Lack of customer loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate higher prices.

As a result of the foregoing limitations, we believe there is significant unmet demand for an alternative shopping channel that can provide consumers with our type of product and a convenient and private shopping experience.

Availability of Raw Materials

Inventory

As of July 31, 2006, we had in stock 3,600 Lozenges; in packages of 12 which are part of the free sample inventory we obtained from United in order that we may test the marketability of the Lozenge.

United is an importer/exporter of various health food products from China into North America. To date, we are the only appointed distributor of the Lozenge. United does not manufacture any products. As of July 31, 2006, United has approximately 15,000 Lozenges on hand available for shipping. We do not expect that appointment of other distributors in China, being the non exclusive region will not affect the availability of the Lozenges to us as United has advised that they will adjust their levels of inventory accordingly to meet the increased demand. United is able to obtain its supply of Lozenges within 5 working days and will keep 10,000 Lozenges on hand at any time. We believe that this amount is sufficient in meeting our needs at this time. However once our sales have increased, we will make arrangements with United to ensure that their minimum inventory be increased accordingly.

We will store a minimum of 2,400 Lozenges for each sub distributor and will replenish our stock levels in increments of 2,400 as this is the minimum quantity we must order from United. We will have at a minimum, enough Lozenges to fill one minimum order for each category consisting of the Introductory offer, Cleansing Program and Maintenance Program totalling 1,640 Lozenges. The remaining 760 Lozenges will be reserved for sales or free samples for potential sub distributors at the discretion of management. We expect that the revenues generated from sales will provide the financial resources to replenish the minimum level of 2,400 Lozenges per sub distributor on hand.

The minimum quantity of orders that must be placed by our sub distributors is 840 Lozenges as an introductory offer, 600 Lozenges for the Cleansing Program, and 200 Lozenges for the Maintenance Program.

We cannot estimate at this time the frequency of our placement of orders as we have not established trends or possible seasonal aspects which may affect our sub distributor’s business and the resultant increase or lag in number of orders placed with us.

Orders and Payment

Orders with United will be placed through emailing the purchase order form. The 30 day delivery is counted from the date of receipt of the email.

Payment is due on the delivery date by wire transfer, credit card, bank draft, or money order.

We have extended the same terms to our sub distributor.

Delivery

Pursuant to the terms of the Distribution Agreement, we must allow 30 days for delivery of inventory from United. We are responsible for shipping costs, unless an order is delivered more than 60 days after placing an order, in which case United will be liable for delivery costs.

Orders will be sent by courier and to date there have been no significant delays in deliver. The likelihood of delays caused by the courier company is low as all deliveries are tracked and accounted for at each delivery point in transit to the final destination.

In the event that there are delays longer than 30 days from the expected receipt date, we will deplete our reserve of 2,400 Lozenges. However once this reserve is depleted, we would have to halt sales until we have received the Lozenges. In this event, United will be responsible for delivery costs in this situation.

Our sub distributors are responsible for making arrangements for picking up their orders from our office in Vancouver.

Storage

The Lozenge should be stored at room temperature, avoiding direct exposure to sunlight. Extremes temperature should be avoided as this could compromise the efficacy of the product. The Lozenge is packaged in a plastic cover and sealed with foil. The Lozenge should be consumed as soon as the foil seal has been broken as exposure to air will compromise the quality and effectiveness of the Lozenge.

Our inventory is stored at our Vancouver office under the proper conditions as specified above and sorted by age. The Lozenges have a shelf life of 5 years.

Returns and Refunds

United does not offer refund of product under any circumstances including excess inventory carried at any time. We also do not offer refunds to our sub distributors under any circumstances. United will replace inventory damaged in transit at its discretion and will replace all Lozenges with defective packaging. We will extend the same return policy on all our sales.

Patents, Trademarks and Labour Contracts

Patents

We do not carry a patent for the Lozenge. The Lozenge is patented in China by the inventor (Patent # 209009 issued on May 18, 2005), with a life of 10 years. There are no other patents held in any other country. Our agreement with United does not grant us a license to the patent rights in China. We may request United to patent the Lozenge in other countries in the Region however we will be responsible for patent application costs and related legal fees.

In China the cost of obtaining a patent outweigh the benefits as copyright infringement laws in PRC are relatively new and enforcement to our knowledge is rare.

Since PRC joined the World Trade Organization, the Trademark Law was amended in 2001 and Implementing Rules in late 2002, and amended its copyright law.

Enforcement of copyright infringement in PRC has also been addressed, including recent changes that stiffened penalties for patent, trademark or copyright infringement, and the use of preliminary injunctions, and added criminal liability as an available remedy to trademark infringement.

Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

We do not have any labour contracts as we do not have any employees other than our President, Mr. Delapenha.

Government Regulation

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of herbal medicine (food supplement) products are subject to regulation by one or more federal agencies, including the Health Protectorate Branch in Canada, and in the United States, the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, United States Customs and Border Protection and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which our products are sold. Our product will be sold in other foreign countries and will also be subject to regulation under various national, local, and international laws that include provisions governing, among other things, the processing, formulation, manufacturing, packaging, labeling, advertising and distribution of herbal medicine products. Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of our product. Below is a summary of government regulation of our product in the United States, which is where we intend to focus our marketing efforts in the future.

Pursuant to the Federal Food, Drug, and Cosmetic Act ("FDCA"), the FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements, (including vitamins, minerals, herbs) and over-the-counter drugs. The FTC has jurisdiction to regulate the advertising of these products. The FDCA has been amended several times with respect to dietary supplements, in particular by the Dietary Supplement Health and Education Act of 1994 ("DSHEA"). DSHEA established a new framework governing the composition, safety, labeling and marketing of dietary supplements. "Dietary supplements" are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. "New" dietary ingredients (i.e., dietary ingredients that were "not marketed in the United States before October 15, 1994") must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been "present in the food supply as an article used for food" without being "chemically altered." A new dietary ingredient notification must provide the FDA evidence of a "history of use or other evidence of safety" establishing that use of the dietary ingredient "will reasonably be expected to be safe." A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. There is no certainty that the FDA will accept any particular evidence of safety for any new dietary ingredient. The FDA's refusal to accept such evidence could prevent the marketing of such dietary ingredients.

DSHEA permits "statements of nutritional support" to be included in labeling for dietary supplements without FDA pre-market approval. Such statements must be submitted to FDA within 30 days of marketing and must bear a label disclosure that "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease." Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company that uses a statement of nutritional support in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA determines that a particular statement of nutritional support is an unacceptable drug claim or an unauthorized version of a disease claim for a food product, or if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called "third-party literature," e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used "in connection with the sale of a dietary supplement to consumers" without the literature being subject to regulation as labeling. Such literature must not be false or misleading; the literature may not "promote" a particular manufacturer or brand of dietary supplement; and a balanced view of the available scientific information on the subject matter must be presented. If the literature fails to satisfy each of these requirements, we may be prevented from disseminating such literature with our product, and any dissemination could subject our product to regulatory action as an illegal drug.

We expect that the FDA will adopt in the near future the final regulations, proposed on March 13, 2003, regarding Good Manufacturing Practice in manufacturing, packing, or holding dietary ingredients and dietary supplements, authorized by DSHEA. Good

Manufacturing Practice regulations will require dietary supplements to be prepared, packaged and held in compliance with strict rules, and will require quality control provisions similar to those in the Good Manufacturing Practice regulations for drugs. We or our third-party supplier or sub-distributors may not be able to comply with the new rules without incurring substantial additional expenses.

The FDA has broad authority to enforce the provisions of the FDCA applicable to dietary supplements, including powers to issue a public warning letter to a company, to publicize information about illegal products, to request a recall of illegal products from the market, and to request the Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the United States courts. The FDA may also issue an Import Alert for any products it considers misbranded, adulterated and/or unapproved new drugs. Customs would block the admission of these products from entry into the country. The regulation of dietary supplements may increase or become more restrictive in the future.

The FDA may also make a determination that our product either contains drug claims or that certain ingredients of our product are not dietary, or even new dietary ingredients, but unapproved new drugs. Any of these determinations could block the marketing of these products in the United States.

The legislative and regulatory situation in Canada is similar, but not identical, to that in the U.S. The manufacturing, packaging, labeling, storage, importation, advertising, distribution and sale of natural health products, or NHP, and hybrid NHPs are subject to regulation by Health Canada including, specifically, the Therapeutic Products Directorate, the Natural Health Products Directorate and the Health Protection and Food Branch Inspectorate. Health Canada regulates NHPs (which include vitamins and minerals, herbal remedies, homeopathic medicines, traditional medicines, probiotics and products like amino acids and essential fatty acids) and hybrid NHPs pursuant to the Food and Drugs Act (Canada), the Food and Drug Regulations, the Natural Health Product Regulations and various Guidance Documents and Policies related to thereto.

Prior to January 1, 2004, NHPs for which therapeutic claims were made were regulated as drugs requiring a Drug Identification Number (DIN). Effective January 1, 2004, NHPs in Canada became subject to new requirements under the Natural Health Product Regulations. Under the NHP Regulations, manufacturers are required to make application for a product license, and the application must provide specific information including quality of medicinal ingredients, use and purpose of the NHPs, and the supporting safety and efficacy data. These regulations also set out a regime for site licensing of buildings in which NHPs are imported, distributed, manufactured, packaged, labeled or stored. The primary prerequisite of a site license is that good manufacturing practices be employed.

As of January 1, 2004, all new products that are NHPs must comply with the NHP Regulations. For products already marketed in Canada as of that date, transition periods from January 1, 2004 for compliance with the requirements are provided for, including two years for GMP and site license requirements, four years for the product license requirement for NHPs without a DIN and five years for the product license requirement for NHPs with a DIN.

The overall risk factors and market prospects for Canada are, in general, similar to those outlined in the U.S.

We cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling, or scientific substantiation.

Compliance with the FDA

We have not obtained FDA approval of the Lozenge however our packaging for the Lozenge clearly states what DSHEA refers to as "statements of nutritional support" which includes the following disclaimer:

"This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease."

The statements regarding nutritional support we have made are permitted without FDA pre-market approval. However, such statements must be submitted to FDA within 30 days of marketing. We have not marketed or made any sales in the USA to date and are in the process of submitting our statements to the FDA.

Compliance with Health Canada

We are required to comply with NHP Regulations by January 1, 2008 as our marketing efforts in Canada were after the January 1, 2004 effective date and we have not previously obtained a DIN.

We are also currently in the process of obtaining the product license.

Regulation of the Internet

In general, existing laws and regulations apply to transactions and other activity on the internet; however, the precise applicability of these laws and regulations to the internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the internet and, as a result, do not contemplate or address the unique issues of the internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the internet. Additionally, due to the increasing use of the internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the internet may impair the growth of internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the internet, and certain states have taken measures to tax internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon internet commerce. Such legislation or other attempts at regulating commerce over the internet may substantially impair the growth of commerce on the internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

Research and Development

We do not plan on engaging in any research and development costs as any efforts in this area will be initiated by United. United has not engaged in any research and development efforts during the past year.

Compliance with Environment Laws

To our knowledge, we are not subject to any environmental laws which require concern among management. We are not in violation of any environmental laws as our operations does not have an effect on the environment.

Employees (See also “Description of Property” below)

Principal Business Office

Our only employee is our President, operating from our Vancouver office located at Suite 610, 1112 West Pender Street, Vancouver, British Columbia, V6E 2S1.

Administrative Branch Office

Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

Reports to Security Holders Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-KSB in accordance with the provisions of Section 12 of the Securities Exchange Act. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis. Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

  assumptions are required to be made; and
  changes in estimates could have a material effect on our financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Background

We were incorporated in 2004 and commenced operations on September 30, 2005 for the purpose of marketing and distributing the health supplement “Smokers Lozenge” (the “Lozenge”). We have had nominal revenues since our inception. We currently market and distribute the Lozenge in British Columbia through our sub-distributor, Pacific Health Products Company, of Vancouver, British Columbia. We do not manufacture our product. All of our supplies will be purchased from a third party, United Overseas Pty. Ltd. We plan to generate revenues by sales of our Lozenges (1) through our website, and (2) through sub-distributors. While all of our current operations and sales are in Canada, we anticipate expanding our sales into the United States over the next six to twelve months and, thereafter, into Europe and the Caribbean.

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and variances from May 31, 2006 to May 31, 2005. We were inactive during fiscal 2005 so our first year of operations was the fiscal year ended May 31, 2006.

Sales

Our sales in 2006 were $ 4,360, $ 3,900 of which were generated from the sales of our introductory packages by Pacific pursuant to our sub-distribution agreement with them. The remaining $ 460 of sales was generated from potential sub-distributors. To date, we have not signed any further agreements.

We do not have any minimum quotas of sales to maintain and accordingly, pursuant to our sub-distribution agreement, Pacific has no obligation to maintain a set quota of sales.

We expect our sales to increase during the fiscal year ended May 31, 2007 as a result of marketing initiatives by our President. We are currently in negotiations with five other potential sub-distributors. If we are able to conclude sub-distribution agreements with these parties, we expect to generate and maintain sales levels of approximately $ 25,000 per year, $ 5,000 generated from each potential sub distributor.

Until we have launched a marketing plan to expose our website in various avenues such as health trade magazines, online communities specific to health/herbal products, etc, we expect all of our sales to be generated through Pacific and other sub distributors when they are appointed. Therefore we cannot estimate the percentage of sales generated through our website. We have not made any sales through our website to date.

Profit Margin

Pursuant to the terms of our contract with United, our cost per Lozenge is $ 0.38 with a minimum order of 2,400 Lozenges at a cost of $ 912.

Our sub distributors cost per Lozenge is $ 1 so our profit margin per Lozenge is $ 0.62. This cost will remain fixed for each sub distributor however for future appointments we may consider minimum quota purchases of 5,000 Lozenges; or sales of $ 5,000 per sub distributor or negotiate a higher cost per Lozenge for no minimum quotas on purchases.

The suggested retail price for sub distributors is as follows:

Cleansing Program:	60	Lozenges at	$1.38	per Lozenge
Maintenance Program:	20	Lozenges at	$1.58	per Lozenge
Both Programs:	80	Lozenges at	$1.43	per Lozenge

The above pricing is based on the prices charged through our website.

Expenses

There were no costs of goods sold as we received approximately 4,000 Lozenges at no charge upon signing the exclusive distribution agreement with United, of which a portion was sold during the fiscal 2006 year. This was a one time benefit and we do not expect to receive this benefit when this supply has been depleted.

Our selling and administrative expenses consist of $ 1,700 for incorporation costs and other related costs. A total of 1,700,000 shares were issued, valued at $ 0.001 per share. The remaining amount of $135 of expenses was for office supplies.

We expect to incur approximately $ 15,000 in travel costs during the fiscal year ended May 31, 2007 for the purpose of travel to targeted countries in the Region.

Current trends in the industry

To the best of management’s knowledge, there are no comparable products to the Lozenge, which is targeted at smokers, non -smokers and smokers wishing to quit. Although the Lozenge is not marketed as a stop smoking program, it is commonly a supplement taken in addition to stop smoking program, such as the nicotine patch. As we are not aware of other similar products on the market, it is difficult to assess trends in the industry which may affect the results of our operations at this time.

Liquidity and Capital Resources Working Capital Needs:

As of May 31, 2006, we had a working capital of $ 8,925. Over the next 12 months, we will require approximately $ 30,000 to sustain our working capital needs as follows:

Travel	$ 15,000
Legal and Accounting	10,000
Miscellaneous administrative and office expenses	5,000
Total	$ 30,000

Sources of Capital:

We expect our revenues generated to absorb these costs if we obtain further sub-distributors; however, if additional capital is needed, we will explore financing options such as shareholder loans. Shareholder loans will be without stated terms of repayment, with interest at the rate of 6% per annum. We will not be considering taking on any long-term or short-term debt from financial institutions in the immediate future. Shareholders loans may be granted from time to time as required to meet current working capital needs. We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

Cash Flows Operating Activities:

Our cash flows generated by operating activities were $ 4,225.

We issued 1,700,000 commons shares in lieu of cash payment for our incorporation costs. The value of this service was $1,700.

Financing Activities:

26 of our shareholders paid $ 5,000 for the purchase of 500,000 common shares or $0.01 per share. These shares were valued at par value of $ 500 and the remainder allocated to Capital in Excess of Par Value.

We issued 1,700,000 shares for payment of incorporation and legal costs valued at

$ 1,700.

Material Commitments

We do not have any material commitments for capital expenditures.

Seasonal Aspects

There are no seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our Principal Business Office is located at Suite 610, 1112 West Pender Street, Vancouver, British Columbia, Canada, V6E 2S1. Effective July 1, 2006 we are renting office space of approximately 150 square feet on a month to month basis at a rate of $ 300 per month from an entity controlled by a company shareholder. Our telephone number is 604-697-8899 and our fax number is 604-697-8898.

Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501, which is also the location of our resident agent.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and believe that we will not need to lease additional administrative offices in the immediate future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 30, 2005, we issued 1,700,000 shares for incorporation and related costs valued at $ 1,700 to Peter Khean.

On April 21, 2006, 26 of our shareholders paid $ 5,000 to acquire 500,000 of our common shares at $0.01 per share. Of this total, 200,000 shares were purchased by our President, Dudley Delapenha. A further 200,000 were purchased by Robert Delapenha, the son of Dudley Delapenha.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere. We anticipate retaining a market maker in order to obtain quotation on the OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As of ~~July 31, 2006~~August 16, 2006, we had 27 registered shareholders and 2,200,000 shares outstanding.

Rule 144 Shares

A total of 1,700,000 shares are available for resale to the public after September 30, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act.

A total of 200,000 shares are available for resale to the public after April 21, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the Company's common stock then outstanding which, in our case, will equal 22,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the Company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans. Our issued and outstanding shares could be sold at the appropriate time pursuant to Rule 144 of the Securities Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares, our intention is to retain future earnings for use in our operations and the expansion of our business. We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

Our sole officer and director, Dudley Delapenha was not compensated during the period September 30, 2005 (commencement of operations) to May 31, 2005.

We presently do not have any compensation agreement with our sole officer and director. We do not pay to our sole director any compensation for such director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to our sole executive officer since incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with our sole officer and director and we will not pay such director any amount for acting on the Board of Directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Smokers Lozenge Inc.

I have audited the accompanying balance sheet of Smokers Lozenge Inc. as of May 31, 2006, and the related statements of Income, changes in stockholders’ equity, and cash flows for the period September 30, 2005 (commencement of operations) to May 31, 2006. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smokers Lozenge Inc. as of May 31, 2006, and the results of its operations and cash flows for the period September 30, 2005 (commencement of operations) to May 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey, Certified Public Accountant

June 30, 2006 Wayne, New Jersey

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SMOKERS LOZENGE INC.
BALANCE SHEET
MAY 31, 2006
ASSETS

Current Assets:
Cash	$ 9,225

Total Assets	$ 9,225

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Taxes Payable	$ 300

Stockholders’ Equity:
Common stock: authorized 200,000,000 shares of $0.001 par value;
issued and outstanding, 2,200,000 shares	2,200
Capital in excess of par value	4,500
Retained Earnings	2,225
Total Stockholder’s Equity	8,925

Total Liabilities and Stockholders’ Equity	$ 9,225

These accompanying notes are an integral part of these financial statements.

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SMOKERS LOZENGE INC.
STATEMENTS OF INCOME
For the Period September 30, 2005
(Commencement of Operations)
to May 31, 2006
Revenue	$ 4,360
Cost of Goods Sold	-
Gross Profit	4,360
Expenses:
Selling and Administrative Expenses	(1,835)
Operating Income	2,525

Provision for income taxes	300
Net income	$ 2,225
Income Per Share -
Basic and Diluted	$ -
Weighted average number of shares outstanding	1,216,666

The accompanying notes are an integral part of these financial statements.

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SMOKERS LOZENGE INC. STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY For the Period September 30, 2005 (Commencement of Operations) to May 31, 2006

	Common Stock		Capital in
			Excess of	Retained
	Shares	Amount	Par Value	Earnings	Total
Balance, September 30, 2005	-	$ -	$ -	$ -	$ -
Shares issued for services	1,700,000	1,700	-	-	1,700
Shares issued for cash	500,000	500	4,500	-	5,000
Net income for period				2,225	2,225
Balance, May 31, 2006	2,200,000	$ 2,200	$ 4,500	$ 2,225	$ 8,925

These accompanying notes are an integral part of these financial statements.

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SMOKERS LOZENGE INC. STATEMENTS OF CASH FLOWS For the Period September 30, 2005 (Commencement of Operations) to May 31, 2006

CASH FLOWS FROM OPERATIONS:

Net Income	$ 2,225
Charges not requiring the outlay of cash:
Common stock issued for services	1,700
Changes in assets and liabilities:
Increase in taxes payable	300
Net Cash Provided by Operating Activities	4,225

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common shares	5,000

Net Cash Provided by Financing Activities	5,000

Net increase in cash	9,225
Cash balance, beginning of period	-

Cash balance, end of period	$ 9,225

These accompanying notes are an integral part of these financial statements

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     SMOKERS LOZENGE INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2006

1. ORGANIZATION AND BUSINESS

Organization of Company

The Company was incorporated in the State of Nevada on September 27, 2004 as “Asia Projects Corporation”, for the purpose of distributing health supplements worldwide. On May 9, 2006 the Company changed its name to “Smokers Lozenge Inc.”. It commenced operations on September 30, 2005.

On April 2, 2006, the Company entered into a distribution agreement with United Overseas Products Pty Ltd. to distribute the Smokers Lozenge (the “Lozenge”), a health supplement targeted to smokers, on an exclusive basis worldwide and on a non exclusive basis in China for 10 years with automatic successive renewals of five year periods.

On May 8, 2006, the Company entered into a Sub-Distribution Agreement with Pacific Health Products Company (“Pacific”). Under the terms of the agreement, Pacific would market the Lozenge throughout British Columbia, on a non-exclusive basis. The agreement is for one year, with automatic renewals on a yearly basis, with termination to be effective after 90 days written notice by either party.

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     SMOKERS LOZENGE INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. At May 31, 2006, Company cash balances were on deposit at a financial institution in Vancouver, British Columbia, Canada.

Recognition of Revenue

Revenue is recognized when product is delivered to customers. In determining recognition, the following criteria are considered: persuasive evidence exists that there is an arrangement between buyer and seller; delivery has occurred; the sales price is fixed or determinable; and collectibility is reasonably assured.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instrument consisting of cash, and approximates its fair value at May 31, 2006.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the use of the “liability method”. Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, and of net operating loss carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

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     SMOKERS LOZENGE INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs. The Company did not incur any advertising costs in the period ended May 31, 2005.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

Research and Development

Research costs are expenses as incurred. Development costs are also expensed unless, in the Company's view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized. Amortization is calculated on a straight-line basis over the expected life of the related products. As at year end, the Company had not incurred any research costs which would be required to be amortized.

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     SMOKERS LOZENGE INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2006

3. COST OF GOODS SOLD

Upon signing the distribution agreement with United, the Company received a supply of Lozenges at no charge; some of these it sold. For that reason, there was no charge for cost of goods sold during the year ended May 31, 2006. This benefit is not expected to occur in the future.

4. RELATED PARTY TRANSACTIONS

The Company’s President, Dudley Delapenha paid $2,000 to the Company during 2006 for the purchase of 200,000 shares.

5. RENTAL OF OFFICE SPACE

Effective July 1, 2006, the Company leased office space in Vancouver, B.C. Canada at $300 per month. Currently, there is no agreement in effect and the Company leased the space on a month to month basis from an entity controlled by a Company shareholder.

6. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

Shares of common stock were issued in return for services during the year ended May 31, 2006. A total of 1,700,000 shares were issued; valued at $1,700. This amount was written off during the year.

7. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We incurred the following expenditures relating to this offering. We are paying all these expenses and will not be reimbursed by the Selling Shareholders. The Selling Shareholders are responsible for their own selling costs. The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 0.35
Transfer Agent Fees	1,000
Accounting and audit fees and expenses	4,000
Legal fees and expenses	15,000
Total	$ 20,000.35

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On September 30, 2005, we issued 1,700,000 shares valued at $ 1,700 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On April 21, 2006, we issued 500,000 share of our common stock for consideration of $5,000 to 26 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United

States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation dated September 27, 2004*
3.2	Articles of Incorporation dated September 27, 2004*
3.3	Certificate Amending Articles of Incorporation dated May 9, 2006*
3.4	Bylaws, effective September 27, 2004*
5.1	Legal Opinion Letter dated July 10, 2006 from Lonsdale Avenue Law
Centre*
10.1	Standard Share Subscription Agreement dated March 27, 2006*
10.2	Distribution Agreement with United Overseas Products Pty Ltd. dated
April 2, 2006*
10.3	Sub Distributor Agreement with Pacific Health Products Company dated May 8, 2006*
23.1	Consent Letter from Robert Jeffrey, CPA*
99.1	Fujian Kangning Medical Research Institute - Clinical &
Experimental Observation, October 6, 1998*
99.2	Beijing Jingxi Hospital – Respiratory Research Department,
November 3, 1995*
99.3	China Social Welfare TCM Hospital – Clinical Observation of the
Curative Effects of Smokers Tablet, December 6, 1995*
99.4	Hebei Huaxing Hospital – Clinical Observation of the Effectiveness of
the Smokers Tablet, May 8, 1991*
99.5	SB2 Amendment No. 1 - Modifications Tracked

* Incorporated by reference from our Form SB-2 that was originally filed with the SEC on August 2, 2006

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

	(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

	(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

(5)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to any offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on August 16, 2006.

SMOKERS LOZENGE INC.
Date:	~~July 31, 2006~~August 16, 2006
By: /s/ Dudley Delapenha
Dudley Delapenha
President, CEO, CAO, CFO, Director,
Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
President, CEO,
/s/ Dudley Delapenha	CAO, CFO, Director,	~~July 31, 2006~~August 16, 2006
Dudley Delapenha	Secretary